Exhibit 10.29

[FORM OF OPTION CERTIFICATE]

Optionee:

This Option and any securities issued upon exercise of this Option are subject to restrictions on voting and transfer and requirements of sale and other provisions as set forth in the Stockholders Agreement  among Houghton Mifflin Holdings, Inc., Houghton Mifflin Company, and certain other investors, dated as of December 30, 2002, as amended from time to time (the “Stockholders Agreement”) (this Option and any securities issued upon exercise of this Option constitute Management Shares as defined therein).

HOUGHTON MIFFLIN HOLDINGS, INC.
STOCK OPTION

CLASS A OPTION CERTIFICATE

This stock option (the “Agreement”) is granted by Houghton Mifflin Holdings, Inc., a Delaware corporation (“Holdings”), to the Optionee, pursuant to Holdings’ 2003 Stock Option Plan, as amended from time to time (the “Plan”).  For the purpose of this Agreement, the “Grant Date” shall mean July 1, 2003, regardless of the date on which this Agreement is entered into.

1.                                      Grant of Option.  This certificate evidences the grant by Holdings on the Grant Date to the Optionee of an option to purchase (the “Option”), in whole or in part, on the terms provided herein and in the Plan, the following shares of Class A-10 Common Stock of Holdings as set forth below in the following prices per share.

(a)                                  [               ] shares of Class A-10 Common Stock of Holdings, par value $.001 per share, at $100.00 per share (the “Tranche 1 Options”);

(b)                                 [               ] shares of Class A-10 Common Stock of Holdings, par value $.001 per share, at $100.00 per share (the “Tranche 2 Options”); and

(c)                                  [               ] shares of Class A-10 Common Stock of Holdings, par value $.001 per share, at $100.00 per share (the “Tranche 3 Options” and together with the Tranche 1 Options and Tranche 2 Options, the “Options”).

The Option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).

2.                                      Vesting.

(a)                                  The Tranche 1 Options will vest and become exercisable in equal annual installments on the first, second, third, and fourth anniversaries of the Grant Date.

(b)                                 The Tranche 2 Options will become eligible to vest in equal annual installments on the first, second, third, and fourth anniversaries of the Grant Date.  Tranche 2 Options which are eligible to vest shall vest and become exercisable upon the earlier of (i) a Tranche 2 Vesting Event or (ii) the seventh anniversary of the

Grant Date.  Tranche 2 Options not eligible to vest on the date of a Tranche 2 Vesting Event shall automatically vest and become exercisable as they become eligible to vest.

(c)                                  The Tranche 3 Options will become eligible to vest in equal annual installments on the first, second, third, and fourth anniversaries of the Grant Date.  Tranche 3 Options which are eligible to vest shall vest and become exercisable upon the earlier of (i) a Tranche 3 Vesting Event or (ii) the seventh anniversary of the Grant Date.  Tranche 3 Options not eligible to vest on the date of a Tranche 3 Vesting Event shall automatically vest and become exercisable as they become eligible to vest.

3.                                      Exercise of Option.  Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor or administrator or by the person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan.  The latest date on which this Option may be exercised (the “Final Exercise Date”) is the date which is the tenth (10th) anniversary of the Grant Date, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement.

4.                                      Representations and Warranties of Optionee.

Optionee represents and warrants that:

(a)                                  Authorization.  Optionee has full legal capacity, power, and authority to execute and deliver this Agreement and to perform Optionee’s obligations hereunder.  This Agreement has been duly executed and delivered by Optionee and is the legal, valid, and binding obligation of Optionee enforceable against Optionee in accordance with the terms hereof.

(b)                                 No Conflicts.  The execution, delivery, and performance by Optionee of this Agreement and the consummation by Optionee of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which Optionee is subject, (ii) violate any order, judgment or decree applicable to Optionee, or (iii) conflict with, or result in a breach of default under, any term or condition of any agreement or other instrument to which Optionee is a party or by which Optionee is bound.

(c)                                  No Other Agreements.  Except as provided by this Agreement, the Stockholders Agreement and the Plan, Optionee is not a party to or subject to any agreement or arrangement with respect to the voting or transfer of this Option or the shares of common stock issued upon exercise hereof.

(d)                                 Thorough Review, etc.  Optionee has thoroughly reviewed the Plan and this Agreement in their entirety.  Optionee has had an opportunity to obtain the advice of counsel (other than counsel to Holdings, Houghton Mifflin Company or their

Affiliates) prior to executing this Agreement, and fully understands all provisions of the Plan and this Agreement.

5.                                      Other Agreements.  Optionee acknowledges and agrees that the shares received upon exercise of this Option shall be subject to the Stockholders Agreement and the transfer and other restrictions, rights, and obligations set forth therein, and Optionee further acknowledges that, as a condition to receiving this Option, Optionee must execute, join and become party to the Stockholders Agreement as a Manager (as such term is defined in the Stockholders Agreement).

6.                                      Legends.  Certificates evidencing any shares issued upon exercise of the Option granted hereby may bear the following legends, in addition to any legends which may be required by the Stockholders Agreement:

“The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged, or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.”

7.                                      Withholding.  No shares will be transferred pursuant to the exercise of this Option unless and until the person exercising this Option shall have remitted to Holdings an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or shall have made other arrangements satisfactory to Holdings with respect to such taxes.

8.                                      Nontransferability of Option.  This Option is not transferable by the Optionee other than by will or the applicable laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee.

9.                                      Status Change.  Upon the termination of the Optionee’s employment with, or other service to, Holdings or its Subsidiaries, this Option shall continue or terminate, as and to the extent provided in the Plan.

10.                               Effect on Employment.  Neither the grant of this Option, nor the issuance of shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of Holdings, Houghton Mifflin Company or their Affiliates, affect the right of Holdings, Houghton Mifflin Company or their Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her employment at any time.

11.                               Indemnity.  Optionee hereby indemnifies and agrees to hold Holdings harmless from and against all losses, damages, liabilities and expenses (including without limitation reasonable attorneys fees and charges) resulting from any breach of any representation, warranty, or agreement of Optionee in this Agreement or any misrepresentation of Optionee in this Agreement.

12.                               Provisions of the Plan.  This Option is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the date of the grant of this Stock Option has been furnished to the Optionee.  By exercising all or any part of this Stock Option, the Optionee agrees to be bound by the terms of the Plan and this Option.  In the event of any conflict between the terms of this Option and the Plan, the terms of this Option shall control.

13.                               Definitions.  The initially capitalized terms Optionee and Grant Date shall have the meanings set forth on the first page of this Agreement; initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan and the Stockholders Agreement, and, as used herein, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Cash Value” shall mean in the case of cash the actual amount of such cash, and in the case of Publicly Traded Securities, the closing price of such Publicly Traded Securities on the day of the closing of the Sale Transaction, or if such day is a weekend or holiday, the closing price of the Publicly Traded Security on the most recent full trading day on the exchange or market on which the Publicly Traded Securities are traded or quoted.  The closing price of a Publicly Traded Security for any day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices for such day, in each case (i) on the principal national securities exchange on which the Publicly Traded Securities are listed or to which the Publicly Traded Securities are admitted to trading, or (ii) if the Publicly Traded Securities are not listed or admitted to trading on a national securities exchange, on the Nasdaq National Market or any comparable system, as applicable.

“Consideration” shall mean cash and/or Publicly Traded Securities.

“Equity Purchase Price” shall mean $619,837,151.

“Initial Public Offering” shall mean the occurrence of each of (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, covering the common stock of Holdings, and (ii) the completion of a sale of such common stock thereunder, which sale results in (x) Holdings becoming a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (y) such Common Stock being traded on the New York Stock Exchange (“NYSE”) or the American Stock Exchange, or being quoted on the Nasdaq Stock Market or being traded or quoted on any other national stock exchange or securities system.

“Market Value” shall mean with respect to any security publicly traded  on a national exchange or the Nasdaq National Market or any comparable system, the number of shares of such securities multiplied by the average of the daily closing prices for 20 consecutive trading days ending on the last full trading day on the exchange or market on which Holdings’ Capital Stock is traded or quoted.  The closing price for any day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices for such day, in each case (i) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on a national securities exchange, on the Nasdaq National Market or any comparable system, as applicable.

“Option Shares” shall mean, from time to time, the aggregate number of (i) shares of Class A-10 Common Stock that are then the subject of vested Options under the Plan and (ii) shares of Class A-10 Common Stock that are then outstanding as the result of the exercise of Options under the Plan (equitably adjusted to take account of any stock dividend or other similar distribution (whether in the form of stock or other securities or other property), stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of stock or other transaction or event that affects Holdings’ capital stock occurring after the date of issuance).

“Original Investor Shares” shall mean the Investor Shares originally issued to Financière Versailles S.a.r.l., a Luxembourg corporation (“Luxco”), at the Closing and distributed by Luxco to the Investors (equitably adjusted to take account of any stock dividend or other similar distribution (whether in the form of stock or other securities or other property), stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of stock or other transaction or event that affects Holdings’ capital stock occurring after the date of issuance).

 “Person” shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity.

“Publicly Traded Securities” shall mean any security that is traded on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market.

“Sale Transaction” shall mean:  (i) any change in the ownership of the capital stock of the Company (whether by way of sale of stock, merger, or otherwise) if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the Investors and their Affiliates will have the direct or indirect power to elect a majority of the members of the Board, or (ii) a sale or transfer of all or substantially all of the Company’s assets.

“Tranche 2 Vesting Event” shall mean (i) a Sale Transaction in which the Cash Value of the net Consideration from such Sale Transaction with respect to Original Investor Shares and Option Shares plus all other net Consideration paid with respect to the Original Investor Shares and Option Shares pursuant to any previous transaction(s) and/or cash dividend(s) of Holdings equals or exceeds two times (2x) the Equity Purchase Price, (ii) an Initial Public Offering in which the sum of (x) the product of initial public offering price multiplied by the number of Original Investor Shares and Option Shares plus (y) the aggregate amount of any net Consideration paid with respect to the Original Investor Shares and Option Shares pursuant to any previous transaction(s) and/or Holdings cash dividend(s), equals or exceeds two times (2x) the Equity Purchase Price, or (iii) the first day after the Initial Public Offering on which the sum of (x) the Market Value of the Original Investor Shares and the Option Shares plus (y) the aggregate amount of any net Consideration paid with respect to the Original Investor Shares and Option Shares pursuant to any previous transaction(s) and/or Holdings cash dividend(s), equals or exceeds two times (2x) the Equity Purchase Price.  For the purposes of this definition references to any “cash dividend(s)” shall include, without limitation, the dividend paid by Holdings on or about October 3, 2003 to the holders of its Class L Common Stock.

“Tranche 3 Vesting Event” shall mean (i) a Sale Transaction in which the Cash Value of the net Consideration from such Sale Transaction with respect to Original Investor Shares and Option Shares plus all other net Consideration paid with respect to the Original Investor Shares and Option Shares pursuant to any previous transaction(s) and/or cash dividend(s) of Holdings equals or exceeds three times (3x) the Equity Purchase Price, (ii) an Initial Public Offering in which the sum of (x) the product of initial public offering price multiplied by the number of Original Investor Shares and Option Shares plus (y) the aggregate amount of any net Consideration paid with respect to the Original Investor Shares and Option Shares pursuant to any previous transaction(s) and/or Holdings cash dividend(s), equals or exceeds three times (3x) the Equity Purchase Price, or (iii) the first day after the Initial Public Offering on which the sum of (x) the Market Value of the Original Investor Shares and the Option Shares plus (y) the aggregate amount of any net Consideration paid with respect to the Original Investor Shares and Option Shares pursuant to any previous transaction(s) and/or Holdings cash dividend(s), equals or exceeds three times (3x) the Equity Purchase Price.  For the purposes of this definition references to any “cash dividend(s)” shall include, without limitation, the dividend paid by Holdings on or about October 3, 2003 to the holders of its Class L Common Stock.

14.                               General.  For purposes of this Option and any determinations to be made by the Board of Directors of Holdings hereunder, the determinations by the Board of Directors of Holdings shall be binding upon the Optionee and any transferee.

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IN WITNESS WHEREOF, Holdings has caused this Option to be executed under its corporate seal by its duly authorized officer.  This Option shall take effect as a sealed instrument.

HOUGHTON MIFFLIN HOLDINGS, INC.

By:
Name:
Title:

Dated:

Acknowledged and Agreed